Exhibit 99.1

Molina Healthcare Reaches Agreement with DXC Technology to Sell Medicaid Management Information Systems Business

LONG BEACH, Calif.--(BUSINESS WIRE)--June 27, 2018--Molina Healthcare, Inc. (NYSE: MOH) today announced that it has entered into a definitive agreement to sell its wholly owned subsidiary, Molina Medicaid Solutions (MMS), a Medicaid management information systems (MMIS) business, to DXC Technology (NYSE: DXC). The divestiture, which is expected to close in the third quarter of this year, is subject to the satisfaction of customary closing conditions and the receipt of certain third party consents and regulatory approvals.

“The sale of Molina Medicaid Solutions will give us the flexibility to invest and refocus resources in our core health plan business,” said Joe Zubretsky, president and chief executive officer for Molina Healthcare, Inc. “We are confident that DXC will be an excellent partner for Medicaid agencies, providers, and employees moving forward, and that this transaction represents an opportunity for MMS to grow and unlock value in its business.”

“For many years DXC Technology’s goal has been to provide the highest quality services to state agencies in the administration of Medicaid programs, including business processing, information technology development, and administrative services,” said Mike Lawrie, DXC Technology chairman, president and CEO. “Both MMS and DXC Technology have proven track records and a shared commitment to these important programs. Together, our deep experience and technology expertise can bring new benefits to state agencies and Medicaid recipients.”

The net purchase price for the equity interests of MMS is estimated to be approximately $220 million after certain adjustments, and the transaction is expected to close in the third quarter of this year.

MMS provides support to state Medicaid agencies in the administration of the states’ Medicaid programs, including business processing, information technology development, and administrative services. MMS is under contract with Medicaid agencies in six states and the U.S. Virgin Islands.

DXC Technology provides health and human services to government agencies across the United States through more than 8,000 professionals, offering fiscal agent services, MMIS, program integrity, care management, immunization registry, and eligibility services.

Molina was advised on financial matters by BofA Merrill Lynch and on legal matters by Orrick, Herrington & Sutcliffe. DXC was advised by J.P. Morgan Securities LLC on financial matters, and Latham & Watkins LLP and Crowell & Moring LLP on legal matters.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 4.1 million members as of March 31, 2018. For more information about Molina Healthcare, please visit our website at molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” regarding the proposed transaction between Molina Healthcare, Inc. and DXC Technology Company. All forward-looking statements are based on current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation, risks related to: the timely closing of the acquisition, including the need to obtain third party consents, regulatory approvals, and clearance under the Hart-Scott-Rodino (HSR) Antitrust Improvement Act of 1976; any conditions imposed on the parties in connection with consummating the transaction described herein; the ability of the parties to satisfy other conditions to closing; and the possibility that the transaction will not be completed on a timely basis or at all. Additional information regarding the risk factors to which we are subject is provided in greater detail in our periodic reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of our website or on the SEC’s website at sec.gov. Given these risks and uncertainties, we cannot give assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent our judgment as of the date hereof, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations that occur after the date of this release.

CONTACT:
Molina Healthcare, Inc.
Ryan Kubota, 562-435-3666
Investor Relations
or
Laura Murray, 562-506-9208
Public Relations